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                                                                       EXHIBIT 1

  MIND C.T.I. LTD.

                             4,200,000 Ordinary Shares

                              UNDERWRITING AGREEMENT
                              ----------------------

                                  ______ __, 2000

  LEHMAN BROTHERS, INC.,
  U.S. BANCORP PIPER JAFFRAY INC.,
  CIBC WORLD MARKETS CORP.,
  FIDELITY CAPITAL MARKETS,
    a division of National Financial Services Corporation
  As Representatives of the several
  Underwriters named in Schedule 1 attached hereto
  c/o Lehman Brothers Inc.
  Three World Financial Center
  New York, New York 10285

  Dear Sirs:

              Mind C.T.I. Ltd., a company organized under the laws of the State of Israel (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,200,000 shares (the "Firm Shares") of the Company's ordinary shares, nominal value, NIS 0.01 per share (the "Ordinary Shares").

            In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 630,000 Ordinary Shares (the "Option Shares") on the terms and for the purposes set forth in Section 2 of this Agreement. The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This serves to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

            1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

     (a) A registration statement on Form F-1 (File No. 333-______), and amendments thereto, with respect to the Shares has (i) been prepared by the Company in con-
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     formity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains a prospectus to be used in connection with the offering and sale of the Shares. Copies of the registration statement including all amendments thereto have been delivered by the Company to you as the representatives (the "Representitives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means the prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Shares. The Company is not required to publish a prospectus in Israel under the laws of the State of Israel.

     (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when declared effective or is filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and does not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the date thereof (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

     (c) No stop order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission or the Israeli Securities Authority ("ISA"), and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by such entity.

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     (d)  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel, is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect"). The Company has full corporate power and authority necessary to own, lease and license its properties and to conduct the business in which it is engaged; Mind C.T.I. Inc. is the only subsidiary of the Company and is neither a "significant subsidiary" as that term is defined in Rule 405 of the Rules and Regulations nor has it conducted any material business operations.

     (e) The Company has an authorized capitalization as set forth in the Prospectus under "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under "Description of Ordinary Shares."

     (f) The Ordinary Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized; and, when such Ordinary Shares are issued and delivered against payment therefor as provided herein, such Ordinary Shares will be duly and validly issued, fully paid and non-assessable.

     (g) The description of the Shares will conform in all material respects to the description thereof contained in the Prospectus under "Description of Ordinary Shares"; and at the time of issuance and sale pursuant hereto, no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

     (h) This Agreement has been duly authorized, executed and delivered by the Company.

     (i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for any such conflicts or breaches which, individually or in the aggregate, would not have a Material Adverse Effect, or result in any violation of the memorandum or articles of association of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having ju-

                                       3
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     risdiction over the Company or any of its properties or assets; and except for the registration of the Shares under the Securities Act and the Rules and Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder and applicable state securities and the "blue sky" laws and foreign securities laws or The National Association of Securities Dealers in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except such as have been obtained and made or with respect to those that are not required to have been made prior to the closing.

     (j) Except as described in the Prospectus, there are no contracts or agreements between the Company and any person, granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (k) Except as described in the Registration Statement and the Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144, or under Regulations D or S, of the Securities Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (l) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or, to the knowledge of the Company, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus.

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     (m)  The consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (n) Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

     (o) The Company does not own any real property; the Company holds all personal property owned by it free and clear of all liens, encumbrances and defects in title, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all real property and buildings in Israel held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

     (p) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

     (q) Except as described in the Prospectus, the Company owns or possesses sufficient rights to use all material trademarks, service marks, trade names, including applications therefor and common law rights thereto, copyrights and licenses necessary for the conduct of its business as presently conducted and has no reason to believe that the conduct of its business as presently conducted will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

     (r) There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject (including, but not limited to, proceedings or investigations by the Israeli tax authorities, VAT authorities, customs authorities or environmental authorities, or by the Israeli National Insurance Institute) which, if determined adversely to the Company, would have a Material Adverse Effect; and except as described in the Prospectus, no such proceedings are, to the Company's knowledge, threatened or contemplated by governmental authorities or others.

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     (s)  There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as so required.

     (t) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

     (u) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which is expected to have a Material Adverse Effect.

     (v) The Company has complied and is in compliance, in all material respects, with all applicable foreign, provincial and municipal laws, rules and regulations relating to employees and employment practices, terms and conditions of employment, employee relations, wages and hours, civil rights and equal employment opportunities, including, without limitation, the Hours of Work and Rest Law of the State is Israel, except where lack of such compliance would not have a Material Adverse Effect; and the Company
     (i) has performed in all material respects all obligations required to be performed by it under any of its employee benefit plans (including the making when due of all contributions required by applicable law, governmental rule or regulation or by an agreement to which the Company is a party), (ii) is not in default under or in violation of any such employee benefit plan and (iii) is in compliance with the requirements prescribed by statutes, orders or governmental rules or regulations applicable to such employee benefit plans.

     (w) The Company has filed with the appropriate taxing authorities all Tax Returns (as defined below) required to be filed through the date hereof and has paid all taxes due thereon, and such Tax Returns are each true, correct and complete in all material respects and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would have) a Material Adverse Effect (the term "Tax Returns" means any return or report supplied by the Company to a taxing authority in Israel, the United States or elsewhere).

     (x) The issuance, delivery and sale to the Underwriters of the Ordinary Shares are not subject to any tax imposed on the Company by Israel or any political subdivision thereof except the Israeli stamp taxes applicable to the issuance of the Ordinary Shares (which will be paid by the Company promptly after each Delivery Date in accordance with Israeli law).

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     (y)  Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than (A) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans as described in the Prospectus or (B) pursuant to options, rights or warrants outstanding as of the date such information is given, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (z) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (aa) The Company is not (i) in violation of its memorandum or articles of association, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance (including, but not limited to, the Israeli Companies Law, 1999), governmental rule, regulation or court decree to which it or its property or assets is subject, nor has the Company failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit (the "Permits") necessary to the ownership of its property or to the conduct of its business. The Company has not received any formal notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

     (bb) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of

                                       7
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     1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (cc) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not become a "passive foreign investment company" within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

     (dd) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     (ee) The Company has not taken and will not knowingly take, directly or indirectly, any action in the United States or Israel designed to cause or result in the stabilization or manipulation of the price of Ordinary Shares to facilitate the sale or resale of the Shares in violation of the Securities Act or the Rules and Regulations.

     (ff) The Ordinary Shares have been approved for quotation on the Nasdaq National Market, subject to notice of issuance and evidence of satisfactory distribution.

     (gg) Except for any agreement with the Underwriters and this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

     (hh) The Registration Statement and its filing with the Commission, and the Prospectus have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

     (ii) Neither the Company nor any of its subsidiaries has (i) violated any material environmental statute, rule, regulation, order, judgment, decree or permit in any jurisdiction in which the Company or such subsidiary conducts any business or owns or holds any properties or assets or (ii) received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substance or wastes, pollutants or contaminants, except where such violation or liability could not reasonably be expected to have a Material Adverse Effect on Company and its subsidiaries.

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     (jj) The Company has validly appointed Mind C.T.I. Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

               2. Purchase of the Shares by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,200,000 Firm Shares to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

               In addition, the Company grants to the Underwriters an option to purchase up to 630,000 Option Shares. Such option is granted for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of such Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

               The price of both the Firm Shares and any Option Shares shall be $_____ per share.

               The Company shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as provided herein.

               3. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

               It is understood that approximately _______________ shares of the Firm Shares ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will Lehman Brothers or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this

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Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

          In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers.

          The Underwriters agree that (i) they will not offer the Shares to the public in Israel within the meaning of Section 15 of the Israeli Securities Law, 5728-1968, (ii) they will not offer the Shares in Israel to an aggregate of more than 35 investors who are not persons of the type enumerated in Section 15A(b) of said Securities Law, including any investor who acquired securities from the Company during the past 12 months, and (iii) they will deliver to the Company the names and addresses of such investors within seven days of the applicable Delivery Date.

          4. Delivery of and Payment for the Shares. Delivery of and payment of the Firm Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

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             The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

             Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

             5.   Further Agreements of the Company.  The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to cause the Registration Statement to become effective; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the

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     Representatives promptly after it receives notice thereof, of (1) the issuance by the Commission, the ISA or any other foreign or Israeli regulatory body of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (2) the initiation or threatening of any proceeding for any such purpose, or (3) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings, if applicable) and (ii) the Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares by the Underwriters and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading when such Prospectus is delivered or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer of securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

     (e) Prior to filing with the Commission of any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

     (f) As soon as practicable after the Effective Date, to make generally available to the Company's shareholders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and public financial statements furnished by the Company to the Commission, the Nasdaq National Market, the ISA or to any national securities exchange upon which the Ordinary Shares may be listed pursuant to requirements of or agreements with such exchange, the ISA or the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided, that, nothing herein shall require the Company to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified.

     (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or reasonably likely and expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than (A) the exercise of stock options existing on the date of the offering;(B) transfers to associates (as defined in the Exchange Act) who agree to the lock-up; (C) pledges if the pledgees agree to the lock-up or (D) the issuance of securities issued in connection with the acquisition of another entity by the Company or in connection with a strategic relationship with another entity; provided, that, such securities may only be resold pursuant to Rule 144 or Rule 145 of the Securities Act), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares (other than the grant of options pursuant to any such plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. In addition, without the prior written consent of Lehman Brothers Inc., individuals participating in the directed share program will be prohibited from disposing of such Ordinary Shares for a period of 90 days after the date of the Prospectus.

     (j) To the extent that, and for as long as, the laws of Israel require any permit for approval by, or exemption by the ISA of the transactions contemplated hereby to be legally permitted and to remain effective, the Company will obtain and maintain each such permit, approval or exemption valid and in full force and effect.

     (k) In any suit in a court of competent jurisdiction (whether in the United States or any other jurisdiction) seeking enforcement of this Agreement or provisions of this Agreement, (i) no defense (other than a procedural defense) given or allowed by the laws of any other state or country shall be interposed in any suit, action or proceeding hereon unless such defense is also given or allowed by the laws of the State of New York or of the United States, (ii) if the plaintiffs therein seek a judgment in United States dollars, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currency, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in foreign currency linked, for the period from entry of such judgment until actual payment thereof in full has been made, to the changes in the foreign currency-United States dollar exchange rate, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment (except to comply with any applicable law); and the Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Israel or in any other jurisdiction other than the United States, seeking damages or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company of or other claim by you in respect of, this Agreement or any of your rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of federal or New York state courts or the designation of the laws of the State of New York as the law applicable to this Agreement.

     (l) If any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling per-sons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency; and to the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, as the case may be, the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

     (m) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus.

     (n) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

     (o) To take such steps as shall be necessary to ensure that the Company shall not become a "passive foreign investment company" within the meaning of the Code.

             6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery to the Underwriters of the Shares and any taxes payable by the Company in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other fees, including the fees for quotation of the Ordinary Shares on the Nasdaq National Market or any fees relating to registration under the Exchange Act; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(h); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement not otherwise specifically provided for in this Section 6; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

             7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company, contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, is material or omits to state a fact which in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Goldfarb, Levy, Eran & Co. shall have furnished to the Representatives its written opinion, as Israeli counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 2.

     (e) Fulbright & Jaworski LLP shall have furnished to the Representatives its written opinion, as U.S. counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit 3.

     (f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP and Naschitz, Brandes & Co., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (g) At the time of execution of this Agreement, the Representatives have received from Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof
     (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

     (h) With respect to the letter of Kesselman & Kesselman referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

     (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its Chief Executive Officer or a Vice President and its chief financial officer, on behalf of the Company, stating that:

     (i)  The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date; the Company has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 8(a) have been fulfilled; and

     (ii) They have examined the Registration Statement and the Prospectus and, to their knowledge (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus;

     (iii) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development, involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States or by Israeli authorities, (iii) the United States or Israel shall have become engaged in significant hostilities, there shall have been a significant escalation in hostilities involving the United States or Israel or there shall have been a declaration of a national emergency or war by the United States or Israel or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Israel shall be such) as to make it, in the case of (iii) or (iv), in the reasonable judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

     (k) The Nasdaq National Market shall have approved the Shares for quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

     (l) The Representatives shall have received "lock-up" letters, substantially in the form of Exhibit 1-A and 1-B hereto, as applicable, signed by each of the directors, officers and principal shareholders of the Company and each person who will receive Directed Shares from the Underwriters as directed by the Company.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

            8.    Indemnification and Contribution.

     (a) (The Company shall indemnify and hold harmless each Underwriter, its officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, or its officers, directors, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or
     (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering or contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each of its officers, directors, employees or controlling persons promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or its officers, directors, employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter; provided further, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the per-son asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Propspectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its officers, directors and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any of their officers, directors, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
     (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any of their officers, directors, employees or controlling person, for any legal or other expenses reasonably incurred by the Company or any of its officers, directors, employees or controlling person, in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its officers, directors, employees or controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, directors, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereto (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided it, this Section 10(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of the Prospectus and the information set forth in the first, second, third, fourth, fifth, ninth, tenth, twelfth, thirteenth, fourteenth, fifteenth, sixteenth, seventeenth and twentieth paragraphs under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          9. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and
11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

           10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 7(j) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

           11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Shares for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

           12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

     (b) If to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Monica Eisinger with copies to Fulbright & Jaworski LLP, 666 Fifth Avenue, New York, NY 10103, Attention: Neil Gold and Goldfarb, Levy, Eran & Co., Eliahu House, 2 lbn Gvirol Street, Tel Aviv 64077, Israel, Attention: Yehuda M. Levy; and

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives immediately upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and its personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act and (B) the representations and agreements and the indemnities of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of the officers, employees and directors of the Company and any person controlling the Company within the meaning of
Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to agreements made and performed in the State of New York without regard to the conflict of laws provision.

          17. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints Mind C.T.I. Inc., which currently maintains an office at 333 Sylvan Avenue, Englewood Cliffs, NJ 07632, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

          18. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any related judgment of any Specified Court (a "Related Judgment"), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

          19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Accepted:

Lehman Brothers, Inc.,
U.S. Bancorp Piper Jaffray Inc.,
CIBC World Markets Corp.,
Fidelity Capital Markets,
    a division of National Financial Services Corporation

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By:   Lehman Brothers Inc.

      By:___________________________________
          Authorized Representative

          If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                               Very truly yours,

                               Mind C.T.I. Ltd.

     By:  _______________________________________________________________
                               Title:

                                  SCHEDULE 1

                                                              Number of
                      Underwriters                           Firm Shares
                      ------------                           -----------


Lehman Brothers Inc.....................................
U.S. Bancorp Piper Jaffray Inc..........................
CIBC World Markets Corp.................................
Fidelity Capital Markets,
     a division of National Financial Services
      Corporation.......................................





       .................................................           4,200,000

                                  EXHIBIT 1-A

                           LOCK-UP LETTER AGREEMENT

                Principal Shareholders, Officers and Directors


Lehman Brothers Inc.
Cibc World Markets Corp
U.s. Bancorp Piper Jaffray Inc.
Fidelity Capital Markets,
        a division of National Financial Services Corporation
As Representatives of the
 several underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, NY 10285

Dear Sirs:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of ordinary shares (the "Shares"), par value NIS 0.01 per share (the "Ordinary Shares"), of Mind C.T.I. Ltd. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Ordinary Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering; provided that the undersigned may transfer any ordinary shares to affiliates or relatives of the undersigned if the transferee has signed and delivered a copy of this letter to you.

          In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

          It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

          The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

          If the undersigned has registration rights, then, with respect to the Offering only, the undersigned waives any registration rights relating to any Ordinary Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering, and agrees not to exercise demand registration rights for at least six months following the consummation of the Offering.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                              Very truly yours,



                           By:
                         _________________________________
                                     Name:
                                     Title:


Dated:  _______________

                                 EXHIBIT 1-B

                           LOCK-UP LETTER AGREEMENT

                      Directed Share Program Participants


Lehman Brothers Inc.
Cibc World Markets Corp
U.s. Bancorp Piper Jaffray Inc.
Fidelity Capital Markets,
        a division of National Financial Services Corporation
As Representatives of the
 several underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, NY 10285

Dear Sirs:

       The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of ordinary shares (the "Shares"), par value NIS 0.01 per share (the "Ordinary Shares"), of Mind C.T.I. Ltd. (the "Company") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

       In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Ordinary Shares (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 30 days after the date of the final Prospectus relating to the Offering; provided that the undersigned may transfer any ordinary shares to affiliates or relatives of the undersigned if the transferee has signed and delivered a copy of this letter to you.

          In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

          It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares or if the undersigned does not purchase shares in the Offering, the undersigned will be released from all obligations under this Lock-Up Letter Agreement.

          The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement however, this agreement does not obligate or commit the undersigned to purchase shares in the offering.

          If the undersigned has registration rights, then, with respect to the Offering only, the undersigned waives any registration rights relating to any Ordinary Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering, and agrees not to exercise demand registration rights for at least six months following the consummation of the Offering.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,



                                   By:
                                 _________________________________
                                        Name:


Dated:  _______________
                                   EXHIBIT 2

                     Opinion of Goldfarb, Levy, Eran & Co.
                        Israeli counsel to the Company


               1. The Company has been duly incorporated and is validly existing as a company under the laws of the State of Israel, is duly qualified to do business in Israel and has all corporate power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged as described in the Prospectus.

               2.    Ordinary Shares:

           (a) The Company has the authorized capitalization as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of the Company outstanding prior to the issuance of the Shares, including all shares issued to directors of the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus and the share split, issuance of bonus shares, and conversion of all outstanding preferred shares have been duly and validly authorized and completed by the Company in accordance with its Articles of Association and all applicable Israeli corporate law.

           (b) The ordinary shares of the Company conform in all material respects to the description thereof contained in the Prospectus. The Shares are duly and validly authorized by the Company, and when the Shares are issued and delivered against payment therefor as contemplated by the Underwriting Agreement they will be outstanding, fully paid and non-assessable, and, to our knowledge, free and clear of all liens, encumbrances, preemptive rights and other claims.

           (c) No further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance and sale of the Shares.

           (d) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's articles or memorandum of association or other governing documents or to the best of our knowledge, any agreement or other instrument to which the Company is a party or by which it may be bound.

           (e) The form of share certificates for the Shares, delivered on such Delivery Date, are in due and proper form under the Applicable Laws.

           (f) To the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and neither the filing of the Registration Statement, nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights under the Applicable Laws for or relating to the registration of any Ordinary Shares or other securities of the Company.


               3.    The Transaction and the Underwriting Agreement:

           (a) The Company has full power and authority to enter into this Underwriting Agreement under applicable Israeli law, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company. All corporate action required by the Applicable Laws, the articles of association and the memorandum of association of the Company, to be taken by the Company for the due and proper authorization, issuance, offering, sale and delivery of the Shares, has been validly and sufficiently taken.

           (b) The filing of the Registration Statement and the Prospectus with the Securities and Exchange Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization in accordance with the Applicable Laws.

           (c) The issuance, delivery and sale to the Underwriters of the Shares to be issued and sold by the Company to the Underwriters are not subject to any tax imposed on the Company by Governmental Authorities, except the Israeli stamp duty.

           (d) To the best of our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or of which any property or assets of the Company is the subject, which seek to restrain, enjoin or prevent the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated by the Underwriting Agreement.

           (e) Neither the execution and delivery of the Underwriting Agreement, nor the consummation of the transactions contemplated by the Underwriting Agreement, will conflict with or result in a material violation of or constitute a default under:

           (i)  the Company's articles or memorandum of association, or

           (ii) any material agreement, indenture or other instrument known to us to which the Company is a party or by which it is bound, or to which any of its material properties is subject.

           (f) The performance by the Company of its obligations under the Underwriting Agreement will not violate the Applicable Laws where such violation will have a material adverse effect on the financial position, shareholders' equity, or the results of operations of the Company or the business of the Company as described in the Prospectus (collectively hereinafter, "Material Adverse Effect"). The statements in the Registration Statement and the Prospectus, insofar as statements refer to the Company's articles or memorandum of association or resolutions of the shareholders and board of directors of the Company or to material contracts, indentures, mortgages, loan agreements, notes, leases, plans pertaining to option arrangements, employment agreements and other agreements, arrangements or instruments to which the Company is a party, are accurate and adequate in all material respects insofar as such statements refer to statements of the Applicable Laws or legal conclusions relating to matters of the Applicable Laws.

           (g) To the best of our knowledge, no Governmental Approval or consent of any financial institution is required in connection with the consummation of the transactions contemplated by the Underwriting Agreement, except for any of the foregoing that have been obtained and are in full force and effect.

           (h) Under the laws of Israel, the submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York and the designation of the law of the State of New York to apply to the Underwriting Agreement is binding upon the Company and, if properly brought to the attention of the court in accordance with the laws of Israel, would be enforceable in any judicial proceedings in Israel subject to the exercise of judicial discretion or the existence of special circumstances or considerations, such as differences in the provision of the statutes of limitation in the two jurisdictions, or enforcement of such submission clause would be contrary to the interest of justice;

           (i) Subject to certain time limitations, Israeli courts may enforce final U.S. executory judgments for liquidated amounts in civil matters including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act, provided that:

           (i) the judgments are obtained after due process before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) which recognizes and enforces Israeli judgments;

           (ii) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard;

           (iii) the judgments or the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;

           (iv) the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties; and

           (v) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the U.S. court.

               4.    The Affairs of the Company:

           (a) To the best of our knowledge, the Company does not own any real property, and the Company holds all personal property owned by it free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company; and all real property and buildings in Israel held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions that would not have a Material Adverse Effect.

           (b) To the best of our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or of which any property or assets of the Company is the subject, which if determined adversely to the Company, would have a Material Adverse Effect.

           (c) To the best of our knowledge, the Company is not in violation of its articles or memorandum of association.

           (d) To the best of our knowledge, the Company is not in violation in respect of any of the Applicable Laws to which it or its property or assets are subject or has failed to obtain or violated any Governmental Approvals necessary in the State of Israel to the ownership of its property or to the conduct of its business as described in the Prospectus, except for such defaults, violations or failures that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

           (e) To the best of our knowledge, the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Approvals that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

           (f) To the best of our knowledge, the Company has not received any notice that the conduct of its business conflicts with the intellectual property rights of third parties except for any conflict that would not have a Material Adverse Effect. To the best of our knowledge, the Company does not own patents or patent applications.

           (g) To the best of our knowledge, no Governmental Authority has asserted a tax deficiency against the Company and no Governmental Authority has given notice to the Company of a tax deficiency that would have a Material Adverse Effect.

                    5. The statements made in the Prospectus under the captions "Risk Factors," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Description of

Ordinary Shares," "Taxation and Government Programs," and "Enforceability of Civil Liabilities" to the extent that such statements constitute Israeli legal matters or relate to the provisions of the Company's articles and memorandum of association and share option plans therein described, have been reviewed by us and fairly reflect the matters purported to be summarized and are correct in all material respects.

          Representatives of our firm participated in conferences with officers and other representatives of the Company, representatives of the Selling Shareholders, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the extent expressly stated in paragraph 5 above) and we have relied as to materiality upon statements made by the officers and representatives of the Company and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we do not express any opinion or belief with respect to the financial statements and the notes thereto, pro forma financial information, schedules and other financial data included or excluded therefrom or the exhibits to the Registration Statement.

                                   EXHIBIT 3

                           Fulbright & Jaworski LLP
                          U.S. Counsel to the Company


               1. No consent, approval, authorization or order of or qualification with any court, government or governmental agency of the United States having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated herein, except (i) where the failure to obtain such consent, approval, authorization, filing or order would not have a Material Adverse Effect on the Company, (ii) such as have been obtained or made under the Securities Act, (iii) such as may be required under U.S. state securities blue sky laws or securities laws of any foreign jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus, and
(iv) such as may be required by the National Association of Securities Dealers, Inc.

               2. The statements set forth in the Prospectus under the caption "Taxation and Government Programs - United States Federal Income Tax Considerations," insofar as such statements constitute summaries of the legal matters referred to therein, fairly summarize the matters referred to therein in all material respects.

               3. The Registration Statement, at the time it became effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom, and, except to the extent expressly stated in paragraph 4 above, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or each Prospectus.

               4. The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

               5. To our actual knowledge (but without making any independent investigation), there is no litigation or governmental proceeding pending in any state or federal court located in the County of New York, State of New York, to which the Company is a party or to which any property of the Company is subject, which seeks to restrain, enjoin or prevent the execution and delivery of the Underwriting Agreement or the consummation of the transactions contemplated thereby. Our opinion in this paragraph 8 is based solely on our discussions with the officers of the Company responsible for the matters discussed herein and our review of documents furnished to us by the Company, and we have made no search of the public docket records of any court, governmental agency or body or administrative agency.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, Israeli counsel for the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of Israeli and United States counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus, has relied as to materiality to a large extent upon statements made by the officers and representatives of the Company and has made no independent check or verification thereof, such counsel shall state that on the basis of the foregoing, no facts have come to such counsel's attention that has led them to believe that the Registration Statement, as of the First Delivery Date or the Second Delivery Date contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, as of the First Delivery Date or the Second Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no belief with respect to the financial statements, financial statement schedules and other financial, accounting and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement.

                                       2